Exhibit-(a)(1)(C)
Notice of Guaranteed Delivery
to
Tender Shares of Common Stock
of
Woodhead Industries, Inc.
to
MLX Acquisition Corp.

a wholly-owned subsidiary of
Molex Incorporated

(Not to be Used for Signature Guarantees)

As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of common stock, par value $1.00 per share (or the “Shares”), of Woodhead Industries, Inc., a Delaware corporation (the “Company”), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary at the address set forth below prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Computershare Trust Company, N.A.	For Eligible Institutions Only:	Computershare Trust Company, N.A.
Attention: Corporate Actions	(617) 360-6810	Attention: Corporate Actions
P.O. Box 43014		250 Royall Street
Providence, RI 02940-3014	For Confirmation Only Telephone:	Canton, MA 02021
(781) 575-2332

Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a facsimile number, other than as set forth above does not constitute a valid delivery to the Depositary.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must be provided in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

The undersigned hereby tender(s) to MLX Acquisition Corp., a Delaware corporation (the “Purchaser”), which is a wholly-owned subsidiary of Molex Incorporated, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser’s Offer to Purchase dated July 10, 2006 (the “Offer to Purchase”), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares (as such term is defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered: _ _

Certificate Nos. (if available): _ _

Check box if Shares will be tendered by book-entry transfer:  ☐

Name of Tendering Institution: _ _

Account Number at book-entry transfer facility: _ _

Name(s) of Record Holder(s):

(Please Print or Type)

Address(es):

(Zip Code)

Telephone No(s):
(Area Code)

SIGN HERE

Signature(s):

Dated:                     , 2006

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees to deliver to the Depositary either (1) the certificates evidencing all tendered Shares, in proper form for transfer, or (2) a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in either case, together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period indicated herein. Failure to do so could result in a financial loss to such Eligible Institution. All capitalized terms used herein have the meanings set forth in the Offer to Purchase.

Name of Firm: _ _

Address: _ _

Telephone No: _ _
                             (Area Code)

Authorized Signature: _ _

Name: _ _
            (Please Print or Type)

Title: _ _

Dated: _ _, 2006

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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